EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Second quarter 2008 results date notification - 31 July 2008

Basingstoke, UK and Philadelphia, US – July 4, 2008 – Shire Limited (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce second quarter 2008 earnings on Thursday 31 July 2008

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor meeting and conference call time:	14:30 BST / 09:30 EDT

Investor & Analyst meeting and conference call:
Angus Russell, Chief Executive Officer, Graham Hetherington, Chief Financial Officer, Mike Cola, President, Specialty Pharmaceuticals and Sylvie Grégoire, President, Human Genetic Therapies will host the investor and analyst meeting and conference call at 14:30 BST/9:30 EDT.

The meeting will take place at Holborn Bars, 138-142 Holborn, London EC1 2NQ.

Please email claire.rowell@fd.com to register to attend this meeting in London.

The details of the conference call are as follows:

UK and International dial in	44 (0) 203 023 4496
US dial in:	1 866 966 5335
Password/Conf ID:	Shire

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investors section.  A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details are as follows:

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

UK and International dial in	44 (0) 208 196 1998
US dial in	1 866 583 1035
Pin code	3008632
Webcast replay:	www.shire.com, in the investors section

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Emily Berish (North America)	+1 484 595 8546

Notes to editors

SHIRE LIMITED

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX